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                                                                     Exhibit 5.1






                                                                    July 7, 2005



CCO Holdings, LLC
CCO Holdings Capital Corp.
12405 Powerscourt Drive
St. Louis, Missouri  63131

      Re: CCO Holdings, LLC and CCO Holdings Capital Corp. Registration Statement on Form S-4


Ladies and Gentlemen:

         We are counsel to CCO Holdings, LLC, a Delaware limited liability company ("CCO Holdings"), and CCO Holdings Capital Corp., a Delaware corporation ("CCO Holdings Capital" and, together with CCO Holdings, the "Issuers"), in connection with the filing by the Issuers with the Securities and Exchange Commission (the "SEC") of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance by the Issuers of $550,000,000 aggregate principal amount of their new senior floating rate notes due 2010 (the "New Notes") in connection with the proposed exchange of $1,000 principal amount of the New Notes for each $1,000 principal amount of their outstanding senior floating rate notes due 2010 (the "Original Notes"). The Original Notes are and the New Notes, upon issuance, will be governed by the Indenture, as defined below, by and between the Issuers and Wells Fargo Bank, National Association, as trustee (the "Trustee"). This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Transaction Documents"):

         1.    The Registration Statement, in the form filed with the SEC;

         2. The Indenture dated as of December 15, 2004 (the "Indenture") governing the Issuers' senior floating rate notes; and

         3.    The forms of the New Notes.

         We also have examined such other corporate proceedings, documents and matters as we have deemed necessary or appropriate as a basis for this opinion.

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CCO Holdings, LLC
CCO Holdings Capital Corp.
July 7, 2005
Page 2


         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and factual representations of officers and other representatives of the Issuers, Charter and others.

         Based upon the foregoing, and subject to the assumptions and limitations set forth herein, we are of the opinion that, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and (ii) the New Notes are duly executed, issued and delivered by duly authorized officers of the Issuers, and authenticated by the Trustee, all in accordance with the terms of the Indenture and the prospectus contained in the Registration Statement, against surrender and cancellation of a like principal amount of Original Notes, the New Notes issued by the Issuers will be legally issued and the New Notes will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms.

         The opinions expressed herein are subject to the qualification that enforceability of the Transaction Documents may be limited by (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and transfer, and other laws and legal principles of general application relating to or affecting the rights and remedies of creditors, and
(ii) by general principles of equity (whether applied in a proceeding at law or in equity), including, without limitation, principles of materiality, reasonableness, good faith and fair dealing, and the application of equitable principles to limit the availability of equitable remedies, such as specific performance of remedies granted under the Transaction Documents. Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of debt under certain circumstances including, without limitation, upon the occurrence of a default deemed immaterial or might decline to order the Issuers to perform covenants.

         Without limiting the paragraph above, certain of the provisions contained in the Transaction Documents may be limited or rendered unenforceable under applicable laws and judicial decisions including but not limited to (i) waivers of notices, defenses, remedies or demands (or the delay or omission in enforcement thereof), (ii) exculpation clauses in favor of the Trustee, (iii) clauses providing for recovery of attorneys' fees or other expenses of enforcement, (iv) provisions for late payment fees and additional interest after default, (v) liability limitations or liquidated damages, (vi) indemnification provisions, (vii) provisions appointing the Trustee or another agent as attorney-in-fact for various purposes, (viii) provisions that purport to establish evidentiary standards, (ix) provisions that provide that the Transaction Documents may be modified or waived only in writing, and (x) waivers of the right to a jury trial. Nevertheless, subject to compliance with applicable

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CCO Holdings, LLC
CCO Holdings Capital Corp.
July 7, 2005
Page 3


procedural requirements, and subject to the other qualifications set forth herein, the application of such laws and judicial decisions would not, in our opinion, make the remedy of acceleration afforded by the Notes and the Indenture inadequate for the practical realization of the essential benefits thereof upon a material default under the Notes and the Indenture.

         We observe that the Indenture and the New Notes purport to be governed by the laws of the State of New York, and our opinion is accordingly limited to such laws.

         We have relied on the Form T-1 and the certificates delivered by the Trustee as to the qualifications, authority, legal power and eligibility of the Trustee to act as trustee under the Indenture and to perform its duties in accordance with the terms of the Indenture.

         This opinion is given in respect of the Indenture and the New Notes only, and we express no opinion as to the legality, validity or binding effect of any related document, instrument or agreement or any other matter beyond the matters expressly set forth herein. This opinion speaks only as of its date, and we affirmatively disclaim any obligation to update this opinion letter to disclose to you facts, events or changes of law or interpretation of law occurring, arising or coming to our attention after the date hereof.

         This opinion is intended to be filed as an exhibit to the Registration Statement for the benefit of the holders of the Original Notes who will be acquiring the New Notes to be issued pursuant thereto and may not be otherwise used or relied upon and may not be otherwise disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent. However, we consent to the use of our name under the caption "Legal Matters" in the Registration Statement and prospectus and any amendments thereto. In giving such consent, we do not admit that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]



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CCO Holdings, LLC
CCO Holdings Capital Corp.
July 6, 2005
Page 4


                                                     Very truly yours,




                                                     IRELL & MANELLA LLP